Exhibit 10.1

December 12, 2023

Armistice Capital Master Fund Ltd.

c/o Armistice Capital, LLC

510 Madison Avenue, 7th Floor

New York, NY 10022

Re:	Inducement Offer to Extend Existing Warrants

Dear Holder:

Reliance Global Group Inc., a Florida corporation (the “Company”) and Armistice Capital Master Fund Ltd. (the “Holder”) are parties to that certain securities purchase agreement dated on or around December 22, 2021 (the “Securities Purchase Agreement”), pursuant to which the Company issued that certain Series B common stock purchase warrant to purchase Common Shares (as defined herein) (the “Series B Warrant”) to Holder on or around January 4, 2022. “Common Shares” shall mean shares of common stock of the Company, par value $0.086 per share. The Company is pleased to offer you the opportunity to extend the Expiration Date (as defined in the Series B Warrant) (the “Expiration Date”) to December 28, 2028, in consideration for the Holder’s execution of this inducement offer (the “Inducement Agreement”). Notwithstanding anything in the Securities Purchase Agreement, Series B Warrant, or Transaction Documents (as defined in the Securities Purchase Agreement) (the “Transaction Documents”) to the contrary, including but not limited to Sections 4(n) and 9(e) of the Securities Purchase Agreement, Holder hereby consents and waives all restrictions in Securities Purchase Agreement, Series B Warrant, and Transaction Documents solely with respect to (i) the Hudson Bay Exchange Agreement (as defined in this Inducement Agreement) and (ii) after sixty (60) days following the Closing Date (as defined in the Inducement Offer to Exercise Series F Warrants to Subscribe for Common Shares entered into between the Company and Holder on or around the date hereof), the Company’s consummation of an “at-the-market offering” with a registered broker-dealer, whereby such registered broker-dealer is acting as principal or agent in the purchase of Common Shares from the Company shall not be deemed a Variable Rate Transaction (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement. “Hudson Bay Exchange Agreement” shall mean that certain inducement offer entered into between the Company and Hudson Bay Master Fund Ltd. (“Hudson”) on or around the date of this Inducement Agreement with respect to the exchange of Common Shares for each remaining Common Share underlying the Hudson Series B Warrant (as defined in this Inducement Agreement) on a 1:1 basis for no additional consideration other than the tendering of the Hudson Series B Warrant without payment of any exercise price. The “Hudson Series B Warrant” shall mean the Series B common stock purchase warrant issued to Hudson Bay Master Fund Ltd. by the Company pursuant to the Securities Purchase Agreement. For the avoidance of doubt and pursuant to the original terms of the Series B Warrant, the Company acknowledges and agrees that the Company’s issuance of Common Shares to the Holder pursuant to the Series F Warrants (as defined in this Inducement Agreement) shall be deemed a Dilutive Issuance (as defined in the Series B Warrant) if the consideration per share for such issuance is less than the exercise price of the Series B Warrant then in effect. “Series F Warrants” shall mean that certain common stock purchase warrant originally issued by the Company to the Holder on or around March 13, 2023.

[signature pages to follow]

Sincerely yours,

Reliance Global Group Inc.

By:	/s/ Ezra Beyman
Name:	Ezra Beyman
Title:	Chief Executive Officer

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

[Holder signature page to Inducement Offer]